Exhibit 10.1

                            COVENANT BANK FOR SAVINGS
                           INCENTIVE STOCK OPTION PLAN


     1. Purpose. This Incentive Stock Option Plan (the "Plan") is intended to encourage stock ownership by selected employees and officers of Covenant Bank for Savings (the "Bank") and its subsidiaries (if any) who are important to the success and growth of the Bank's business and to help the Bank and its subsidiaries obtain and retain the services of such employees. It is further intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Administration. The Plan shall be administered by a Committee of not less than three Directors, each of whom shall be ineligible to participate, or shall have waived the right to participate, in the Plan.

     The Committee shall have, subject to, and within the limits of, the express provisions of the Plan, the following powers:

          (a) To determine from time to time which of the eligible employees shall be granted options under the Plan, and the time or times when, and the number of shares for which, an option or options shall be granted to each of them.

          (b) To construe and interpret the Plan and options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of its power, may correct any defect, or supply any omission, in the Plan or in any option agreement, in a manner and to the extent it shall be necessary or expedient to make the Plan fully effective. The interpretation and construction by the Committee of any provision of the Plan or of any option granted under it shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

          (c) To prescribe the terms and provisions of each option granted, which terms and provisions need not be identical.

     3. Eligibility. The persons who shall be eligible to receive options shall be such key employees and senior officers, whether or not they are directors, of the Bank or its subsidiary corporations" (as such term is defined in Section 425 of the Code), as the Committee shall select from time to time. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. No optionee shall be granted incentive stock options (under this and all other stock option plans of the Bank and its subsidiaries) for which the shares exercisable for the first time in any calendar year shall have an aggregate fair market value (determined as of the time of grant) in excess of $100,000.

     4. Stock. The stock subject to the options shall be the shares of the Bank's authorized but unissued Common Stock (the "Stock"), shares of Stock held in the Bank's treasury, or both. The aggregate number of shares of Stock which may be issued under options shall not exceed 120,000 shares of Stock; except that such number shall be subject to adjustment as provided in Article 5(i) of the Plan.


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     In the event any  outstanding  option under the Plan for any reason expires or is terminated, the shares of Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

     5. Terms and Conditions of Options. Stock options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Employment. Nothing in this Plan shall impose upon the Bank or its subsidiaries any obligation to retain the optionee in their employ for any period.

          (b) Number of Shares of Stock. Each option shall state the number of shares of Stock to which it pertains.

          (c) Option Price. Each option shall state the option price which shall be not less than 100% of the fair market value of the shares of Stock on the date of the granting of the option; except, in the case of the grant of an option to an employee who owns capital stock of the Bank possessing more than 10% of the total combined voting power of all classes of stock of the Bank or of its subsidiaries, the option price of such stock shall be at least 110% of the fair market value of Stock subject to such option. Such fair market value shall be determined by the Committee in accordance with applicable U.S. Treasury Regulations.

          (d) Medium and Time of Payment. The option price shall be payable in cash, by check or by tendering to the Bank shares of its Stock having an aggregate fair market value, determined as of the date of payment, equal to the option price. The option price shall be payable upon exercise of the option.

          (e) Term and Exercise of Options. Each option shall expire ten years from the date it is granted or at the end of such shorter period as may be designated by the committee on the date of grant; except, in the case of the grant of an option to an employee who owns capital stock of the Bank possessing more than 10% of the total combined voting power of all classes of stock of the Bank or of its subsidiaries, such option shall not be exercisable after the expiration of five years from the date it is granted. The option shall be exercisable only by the optionee and shall not be assignable or transferable by him and no other person shall acquire any rights therein.

          (f) Termination of Employment Except by Death or Disability. If an optionee shall cease to be employed by the Bank or one of its subsidiaries for any reason other than his death or disability, his option shall terminate three months following such cessation of employment. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment for the purpose of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.

          (g) Disability of Optionee. In the event that an optionee shall cease to be employed by the Bank or one of its subsidiaries because he is disabled (within the meaning of Section 105(d)(4) of the Code), such optionee shall have the right to exercise his option (to the extent otherwise exercisable) at any time within one year after his employment ceases by reason of such disability.




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          (h) Death of Optionee  and Transfer of Option.  If the optionee  shall die while in the employ of the Bank or one of its subsidiaries, the option may be exercised (to the extent the option is otherwise exercisable) at any time within one year after the optionee's death, by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

          (i) Recapitalization. Notwithstanding any other provision of the Plan, the option agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option and the option prices in the event of changes in the outstanding capital stock of the Bank by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, splitups, spinoffs, liquidations, or other similar changes in capitalization, or any distribution to common stockholders other than cash dividends, and in the event of any such change in the outstanding capital stock of the Bank, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted to any employee shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

          (j) Rights as a Stockholder. An optionee shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary-, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 5(i) hereof.

          (k) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

          (l) Investment Purpose. If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable in order to assure compliance with any applicable securities or Blue Sky law, it may condition any exercise of an option granted hereunder or any portion thereof and the delivery of certificates representing the shares subject to exercise, upon such procedures as it deems appropriate, including the requirement that the optionee execute and deliver to the Bank a written statement, in form satisfactory to the Bank, representing and warranting that his purchase of shares of Stock on exercise thereof is for his own account for investment and not with a view to resale or distribution thereof.

          (m) Disqualifying Disposition. Any optionee who disposes of shares of Stock acquired in the exercise of an option by sale or exchange either (i) within two years after the date of the grant of the option under which the Stock was acquired or (ii) within one year after the acquisition of such shares shall notify the Bank of such disposition and of the amount realized and of his adjusted basis in such shares.

          (n) Other Provisions. The option agreements authorized under the Plan,
     which  need  not  be  identical,   shall  contain  such  other  provisions,
     including, without limitation, restrictions



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     upon the exercise of the option, as the Committee shall deem advisable. Any such option agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422A of the Code or to conform to any change in the law.

     6. Term of the Plan. The Plan shall be effective upon its approval by the Bank's stockholders, and unless the Plan shall theretofore have been terminated as herein provided, the Plan shall terminate on, and no option shall be granted, after the tenth anniversary of the date of such approval.

     7. Amendment of the Plan. The Board of Directors of the Bank may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, or extend beyond ten years the period in which options may be exercised.



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